Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Kinder Morgan, Inc., a Delaware corporation, does hereby constitute and appoint Catherine C. James and R. Eric McCord, and each of them, either of whom may act without joinder of the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign the registration statement on Form S-3 of Kinder Morgan, Inc. and the subsidiary guarantors thereto (the “Registration Statement”) and any amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereto signed this power of attorney this 20th day of October, 2023.

/s/RICHARD D. KINDER	/s/DEBORAH A. MACDONALD
Richard D. Kinder Director and Executive Chairman	Deborah A. Macdonald Director
/s/KIMBERLY A. DANG	/s/MICHAEL C. MORGAN
Kimberly A. Dang Director and Chief Executive Officer (Principal Executive Officer)	Michael C. Morgan Director

/s/TED A. GARDNER	/s/ARTHUR C. REICHSTETTER
Ted A. Gardner Director	Arthur C. Reichstetter Director

/s/ANTHONY W. HALL, JR.	/s/C. PARK SHAPER
Anthony W. Hall, Jr. Director	C. Park Shaper Director

/s/GARY L. HULTQUIST	/s/WILLIAM A. SMITH
Gary L. Hultquist Director	William A. Smith Director

/s/STEVEN J. KEAN	/s/JOEL V. STAFF
Steven J. Kean Director	Joel V. Staff Director

/s/RONALD L. KUEHN, JR.	/s/ROBERT F. VAGT
Ronald L. Kuehn, Jr. Director	Robert F. Vagt Director